Exhibit 99.1

CORPORATE GOVERNANCE GUIDELINES
OF
BUCKEYE PARTNERS, L.P.

The business and affairs of Buckeye Partners, L.P. (the “Partnership”) are managed by and under the direction of the Board of Directors (“Board”) of Buckeye GP LLC, its general partner (the “General Partner”), for the purpose of creating long-term value for the Partnership’s limited partners (the “Unitholders”). In that context, the Board also considers the interests of other interested parties, including the employees of Buckeye Pipe Line Services Company and certain operating subsidiaries of the Partnership, the Partnership’s customers, suppliers and creditors and the communities in which the Partnership does business. The Board has adopted these Corporate Governance Guidelines pursuant to applicable law and the requirements of the New York Stock Exchange (“NYSE”), as well as an Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Environment, Health and Safety Committee Charter, to provide a framework for the functioning of the Board, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Environment, Health and Safety Committee. (Unless otherwise noted, these Guidelines will refer to the Partnership and the General Partner together as the Partnership).

I.                                        Board Composition and Structure

A.                                    Size of Board. Pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership, as may be amended (the “Partnership Agreement”), the number of members of the Board shall range from six to ten members.

B.                                    Mix of Directors; “Independent” Directors. A majority of directors should be independent. The Partnership is not required to have a majority of independent directors under the NYSE requirements. No director will be deemed independent unless the Board affirmatively determines that the director has no material relationship with the Partnership (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Partnership). The Board has established the following additional standards to assist it in determining director independence:

1.                                      Categorical Standards. A director will not be deemed independent if (i) the director is, or has been within the last three years, an employee of the Partnership, or an immediate family member is, or has been within the last three years, an executive officer, of the Partnership; (ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Partnership, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) (A) the director or an immediate family member is a current partner of a firm that is the Partnership’s internal auditor or independent public accountants; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who personally works on the Partnership’s audit, assurance or tax compliance (but not tax planning) engagement; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Partnership’s audit within that time; (iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Partnership’s present executive officers at the same time serves or served on that company’s compensation committee; (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Partnership for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of such other company’s consolidated gross revenues; or (vi) the director serves as an executive officer of a charitable organization and, during any of the past three fiscal years, the Partnership made charitable contributions to the charitable organization in any single fiscal year that exceeded $1 million or two percent, whichever is greater, of the charitable organization’s consolidated gross revenues. For the purposes of these categorical standards, the term “immediate family member” has the meaning set forth in the NYSE’s corporate governance rules. Furthermore, the numerical parameters set forth in these categorical standards are intended to mirror the NYSE requirements, and the Partnership intends that these standards be changed whenever such NYSE requirements are changed or amended.

2.                                      Exchange Act and NYSE Independence Requirements. Additionally, members of the Audit, Compensation, and Nominating and Corporate Governance Committees may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Partnership or any subsidiary or affiliate of the Partnership. For the purpose of this paragraph, compensatory fees do not include fees for service on the Board or a Board committee, or the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Partnership (provided that such compensation is not contingent in any way on continued service). Members of the Audit, Compensation, and Nominating and Corporate Governance Committees may not be affiliated persons of the Partnership or any Partnership subsidiary. In addition to the foregoing, members of the Audit, Compensation, and Nominating and Corporate Governance Committees shall satisfy such additional requirements as may be established from time to time under the Securities Exchange Act or the NYSE for service on such committees, respectively.

3.                                      Board Determinations. Notwithstanding the foregoing, the ultimate determination of whether a director would be independent shall be made by the Board, unless an independence determination is otherwise precluded by a listing or regulatory requirement.

C.                                    Lead Independent Director.

1.                                      Selection.  The independent directors shall elect a Lead Independent Director from one of their number.

2.                                      Responsibilities.  The Lead Independent Director (i) has the authority to call meetings of the independent directors, (ii) presides at executive sessions of the Board and Board meetings where the Chairman is not present, (iii) serves as liaison between the independent directors and the CEO and management as necessary, (iv) has the authority, along with the Chairman and CEO, to approve Board meeting agendas and information sent to the Board and (v) if requested by major unitholders, ensures that he or she is available for consultation and communication as necessary after discussion with the Chairman and CEO.

D.                                    Selection of Directors. The Unitholders will be entitled to elect all members of the Board. The members of the Board will be classified with respect to their term of office by dividing them into three classes as set forth in the Partnership Agreement.  Unitholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Secretary, Buckeye GP LLC, One Greenway Plaza, Suite 600, Houston, Texas 77046. The Board proposes to the Unitholders annually a slate of nominees for election to the Board.

E.                                     Board Membership Criteria. The Board, on an annual basis, with the assistance of the Nominating and Corporate Governance Committee, evaluates its size, function and needs, with the intent that the Board as a whole collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Partnership’s business. The Partnership also seeks Board members from diverse backgrounds with a broad spectrum of experience and expertise to complement the Board’s existing strengths. All Board members must individually possess good judgment and leadership skills and enjoy a reputation for ethics, integrity and values. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Partnership. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. In selecting candidates for nomination, the Partnership shall take into consideration the recommendations of the SEC and/or NYSE concerning the ability of directors to serve on the boards and committees of multiple public companies.

F.                                      Retirement; Resignation.

1.                                      Term; Term Limits. Directors shall serve for three year terms except upon the earlier death, resignation or removal of such director. The Board does not believe that it should establish term limits. Term limits have the disadvantage of causing the loss of the contribution of directors who have developed, over a period of time, meaningful insight into the Partnership and its operations, and therefore can provide an important contribution to the Board as a whole. The Board also believes that directors should not expect to be renominated.

2.                                      Retirement Policy. The Board does not believe that it should establish a mandatory retirement policy. The Board in consultation with the Chairman annually evaluates the ability of each director to fulfill his or her duties.

3.                                      Resignation Policy. An independent director whose primary job responsibilities change from those that the director held at the time of his or her election to the Board will inform the Chairman at that time. The Chairman will, in consultation with the Nominating and Corporate Governance Committee, determine whether such change in responsibilities will impair the director’s ability to effectively serve on the Board, and may request such director to resign if it is determined that the ability of the director to serve is impaired. A management director will offer to resign from the Board upon the management director’s resignation, removal, or retirement as an officer of the Partnership. The Chairman will, in consultation with the Nominating and Corporate Governance Committee, determine whether or not to request a resignation.

G.                                    Additional Directorships. Directors are encouraged to limit the number of other boards of directors (excluding non-profit boards of directors) on which they serve, taking into account potential meeting attendance, participation and other commitments with respect to these other boards of directors. The Audit Committee Charter specifically limits the number of public company auditing committee memberships to three, including the Partnership.

H.                                   Compensation of Non-Management Directors. Management should report periodically to the Compensation Committee as to how the Partnership’s non-management director compensation practices compare with those of comparable public companies. The Compensation Committee will make annual recommendations to the Board regarding non-management director compensation. In setting non-management director compensation, the Board should be guided by the following principles: compensation should align directors’ interests with the long-term interests of the Partnership’s Unitholders while not calling into question their objectivity; and the structure of the compensation should be simple, transparent and easy for Unitholders to understand.

II.                                   Board Meetings and Procedures

A.                                    Board Meetings.

1.                                      Number of Meetings; Attendance and Preparation. The Board holds a minimum of six regularly scheduled meetings per year. Directors are expected to attend all regularly scheduled meetings and to have, prior to the meetings, reviewed all written meeting materials distributed to them in advance. Attendance at regular and special meetings of the Board may be in person or by telephone.

2.                                      Selection of Agenda Items. The Chairman, CEO and Lead Independent Director shall establish the agenda for Board meetings; however, directors may at any time suggest that particular items be placed on the agenda.

3.                                      Distribution of Materials. The Chairman, CEO and Lead Independent Director shall have the authority to approve materials sent to the Board.  The Partnership will distribute written materials, including the agenda, for use at Board meetings sufficiently in advance of meetings to permit meaningful review.  It is recognized, however, that under certain circumstances written materials may be unavailable to directors in advance of the meeting. On those occasions in which the subject matter is too sensitive to provide in writing, the Lead Independent Director, Chairman or the CEO may elect to contact each director by telephone in advance of the meeting to discuss the subject and the principal issues the Board will need to consider.

4.                                      Attendance of Non-Directors. Attendance at Board meetings is typically limited to Board members and executive officers of the Partnership. However, the Board retains the authority to invite other key personnel or advisors to attend Board meetings when deemed appropriate.

5.                                      Executive Sessions of Non-Management Directors. The non-management directors will meet in executive session at least two times a year outside of the presence of any management directors and any other members of the Partnership’s management who may otherwise be present. During at least one session per year, only independent directors may be present. The Lead Independent Director shall preside at all executive sessions until such Lead Independent Director resigns from such position or is replaced by the independent directors. During executive sessions, the directors may consider such matters as they deem appropriate. Following each executive session, the results of the deliberations and any recommendations should be communicated to the

Board. The Board will establish, or direct a committee of the Board to establish, a method for interested parties to communicate directly with the Lead Independent Director or with independent directors as a group.

B.                                    Access to Senior Management/Independent Advisors. Board members have complete and open access to executive officers of the Partnership and other senior members of management. The Chairman or CEO may invite other key employees to attend sessions prior to Board meetings if the Chairman or CEO believes they can provide meaningful information to the Board. The Board, including the non-management members of the Board (acting collectively), shall have the authority, in their discretion and at the Partnership’s expense, to retain independent advisors.

C.                                    Access to Unitholders and Other Interested Parties. The Chairman and the CEO are responsible for establishing effective communications with the Partnership’s Unitholders, customers, associates, communities, suppliers, creditors and business partners.

D.                                    Confidentiality. The Board believes that maintaining confidentiality of information distributed to and the deliberations of the Board is imperative and expects all Board members to adhere to such policy.

III.                              Board Duties and Responsibilities

A.                                    Oversight. To accomplish its mission to maximize long-term Unitholder value, the Board must:

1.                                      Create an environment that fosters the Partnership operating in a legal, ethical, and socially responsible manner;

2.                                      Select and evaluate, and offer substantive advice and counsel to, the CEO;

3.                                      Review, approve, and monitor fundamental financial and business strategies and major Partnership actions;

4.                                      Oversee the Partnership’s capital structure and financial policies and practices;

5.                                      Assess major risks facing the Partnership and review options for their mitigation; and

6.                                      Provide counsel and oversight on the selection, evaluation, and development of executive officers and provide critical and candid feedback on their performance.

B.                                    Corporate Governance. The Nominating and Corporate Governance Committee will review, at least annually, and, if it deems appropriate,

recommend changes to these Corporate Governance Guidelines to the Board for its consideration and approval.

C.                                    Education. The Partnership will provide an educational program for new Board members that includes extensive materials and meetings with management. Additionally, the Partnership will make available to all directors continuing education programs designed to improve their ability to perform their duties, which programs will be overseen by the Nominating and Corporate Governance Committee.

D.                                    Assessing Board and Committee Performance. The Nominating and Corporate Governance Committee will develop and recommend to the Board an annual self-evaluation process of the Board and the Partnership’s committees. The Nominating and Corporate Governance Committee shall oversee the annual self-evaluations.

E.                                     Assessing Senior Management Performance. The Board will provide counsel and oversight to the Compensation Committee on the evaluation and development of senior management and feedback on their performance.

F.                                      Assessing CEO Performance. The Board believes that the CEO’s performance should be evaluated annually. The Compensation Committee sets annual and long-term performance goals for the CEO and for evaluating his or her performance against such goals.

G.                                    Succession Planning. The Board plans for the succession to the positions of CEO and other executive officers of the Partnership. To assist the Board, the CEO periodically provides the Board with an assessment of the executive officers and their potential to succeed him or her. The results of this assessment will be reported to and discussed with the Board.

H.                                   Business Conduct and Ethics; Related Party Transactions. The Board believes that, in order to maintain high standards of ethical, legal, and socially responsible conduct, the Partnership should publish and maintain an appropriate code of ethics (the “Code of Ethics”) and code of business conduct (the “Business Code of Conduct”) applicable to directors, officers and employees that collectively will address: (i) conflicts of interest, (ii) corporate opportunities, (iii) confidentiality, (iv) fair dealing, (v) protection and proper use of Partnership assets, (vi) compliance with laws, rules, and regulations, (vii) reporting of any illegal or unethical conduct without retaliation, and (viii) such other matters as the Board deems appropriate. Such codes also collectively will include standards of conduct applicable to designated persons, including the CEO and the senior financial officers, that are reasonably designed to deter wrongdoing and to promote: (i) honest and ethical conduct, (ii) full, fair, accurate, timely, and understandable disclosure in the periodic reports and other Partnership filings under the Securities Exchange Act, (iii) compliance with applicable governmental rules and regulations, (iv) the prompt internal reporting of violations of the codes, and (v) accountability for adherence to the codes. Any request for waiver of the requirements of our Code of Ethics and Business Code of Conduct for executive officers and directors shall be considered by the Nominating and Corporate Governance Committee and reported to the Board. Also, in furtherance of the policies contained in the Code of Ethics and Business Code of Conduct, the Board’s policy is that transactions (other than our services agreement with Buckeye Pipe Line Services Company and compensation paid to directors and officers for service to the Partnership) between the Partnership and the directors and officers of the Partnership or the Partnership’s Unitholders owning five percent or more of the Partnership’s limited partner units (and in each case, any members of their immediate families) should be avoided. Any exception to this general policy should be resolved pursuant to the conflicts of interest resolution provisions of the Partnership Agreement.

I.                                        Reporting by Compliance Officer. Pursuant to the Code of Ethics and the Business Code of Conduct, the Board will designate a chief compliance officer (the “Compliance Officer”), who will be responsible for the implementation and administration of the Code of Ethics and the Business Code of Conduct. The Compliance Officer will report directly to the Board (or an appropriate subgroup or committee thereof) no less than annually on the implementation and effectiveness of the Partnership’s compliance and ethics programs, including the Code of Ethics and the Business Code of Conduct.

J.                                        Business Judgment. The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in the best interests of the Partnership and its Unitholders. In discharging this obligation, directors should be entitled to rely on the honesty and integrity of the Partnership’s officers and its outside advisors and auditors.

K.                                   In carrying out its functions, the Board may work through its committees, through individual directors, through management and through outside advisors.

IV.                               Committees of the Board

A.                                    Committees of the Board; Committee Charters. The Board shall have a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Health, Safety, Security and Environmental Committee (together, the “Standing Committees”).  The Board may also establish such other ad hoc or standing committees as it deems appropriate and delegate to those committees any authority permitted by applicable law and the Partnership’s governing documents as the Board deems appropriate, other than the responsibilities delegated to the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Health, Safety, Security and Environmental Committee in their charters or reserved to the full Board. The Board shall designate a chairperson of each committee.  Each standing committee shall have a written charter of responsibilities, duties and authorities, which will be reviewed annually by the committee with respect to its own charter and by the Nominating and Corporate Governance Committee for compliance with applicable legal and regulatory requirements. The Nominating and Corporate Governance Committee will report to the Board on the results of such charter reviews. The Board will approve revisions to such charters as necessary.  The Standing Committees shall have such responsibilities as are set forth in their respective charters and, specifically with respect to the Audit Committee, the sole authority to appoint, retain and terminate the Partnership’s independent public accountants.

B.                                    Committee Agendas. The chairpersons of the Standing Committees, in consultation with the appropriate members of each respective committee and management, will oversee the development of the committees’ agendas.

C.                                    Board Oversight; Committee Reports. The Board is responsible for overseeing the activities of the Standing Committees and any other committees established by the Board (except where the committees have sole authority to act pursuant to applicable law or a listing standard) and for ensuring that the committees are fulfilling their duties and responsibilities. The Board will receive reports from the committees regarding their activities and will take such actions as it deems necessary and appropriate in response to these reports.

V.                                    Other Principles

A.                                    Disclosure and Review of Corporate Governance Guidelines. These Corporate Governance Guidelines will be made available on the Partnership’s website.

B.                                    Disclosure Policy. The Board believes that it is imperative that the Partnership promote full, fair, accurate, timely, and understandable disclosure in the periodic reports and other statements and reports required to be filed by the Partnership under the securities laws.

C.                                    Loans. Personal loans from the Partnership to directors or executive officers are not permitted.

Approved by the Board of Directors on July 2, 2014, effective as of August 5, 2014.